                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          CORRECTIONAL PROPERTIES TRUST
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          Maryland                                       65-0823232
---------------------------------------     ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


4200 Wackenhut Drive, Palm Beach Gardens, Florida              33410-4243
-------------------------------------------------              ----------
    (Address of principal executive offices)                   (Zip Code)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c)(1) check the following box. / /

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. / /

         Securities to be registered pursuant to Section 12(b) of the Act:


                                                 Name of Exchange on which Each
Title of each class to be so registered             Class is to be Registered
---------------------------------------          ------------------------------
       Common Shares of Beneficial                   New York Stock Exchange
  Interest, par value $.001 per share

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
              -----------------------------------------------------
                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Shares registered hereunder by Correctional Properties Trust, a Maryland real estate investment trust (the "Registrant"), is incorporated by reference to "Description of Shares of Beneficial Interest - Common Shares" in the Registrant's Registration Statement on Form S-11 (Registration No. 333-46681) as filed with the Securities and Exchange Commission (the "Commission") on February 20, 1998 and any amendments to such Registration Statement filed subsequently thereto, including any form of Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2.  EXHIBITS.

         Certain exhibits have been filed with the New York Stock Exchange. No such exhibits are required to be filed hereunder with the Commission.

         The Common Stock to be registered hereunder is to be registered on the New York Stock Exchange, where there are no other securities of the Registrant so registered.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    CORRECTIONAL PROPERTIES TRUST



                                    By: /s/ Patrick T. Hogan
                                        ---------------------------------------
                                        Patrick T. Hogan
                                        Vice President, Chief Financial Officer,
                                        Secretary and Treasurer

Date:   April 13, 1998